                                                                    Exhibit A-19
                            SCHEDULE OF TRANSACTIONS


-------------------------------- ------------------------------ ------------------------------
             Date                 Shares Purchased or (Sold)           Price Per Share
-------------------------------- ------------------------------ ------------------------------
           12/20/00                       39,700                            $6.94
-------------------------------- ------------------------------ ------------------------------
           12/21/00                       77,600                            $6.96
-------------------------------- ------------------------------ ------------------------------
           12/22/00                       10,000                            $6.95
-------------------------------- ------------------------------ ------------------------------
           12/22/00                       20,000                            $6.80
-------------------------------- ------------------------------ ------------------------------
           12/26/00                          700                            $6.38